UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

February 5, 2014
Date of Report (date of earliest event reported)
Overstock.com, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

6350 South 3000 East
Salt Lake City, Utah 84121
(Address of principal executive offices)

(801) 947-3100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b)    On February 6, 2014, Overstock.com, Inc. (the “Company”) Senior Vice President Stephen Tryon gave notice of his resignation from the Company. A copy of the press release issued on February 10, 2014 is furnished herewith.
(e)    In connection with Mr. Tryon’s resignation as described above, the Company agreed to make a severance payment of $100,000 to Mr. Tryon.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
(a)     On February 5, 2014, the Board of Directors of the Company authorized an amendment to the Company’s Amended and Restated Bylaws (the “Bylaws”) to modify Article X, which designates Delaware or the federal district court for the District of Delaware as the exclusive jurisdiction for certain types of litigation. The modification adds a clause at the end of Article X stating, “in all cases to the fullest extent permitted by applicable law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants.”
A copy of the Bylaws, as amended, is attached hereto as Exhibit 3.1 and incorporated herein by reference. The foregoing description of the Bylaws is qualified in its entirety by reference to the full text thereof.
Item 7.01. Regulation FD Disclosure.
On February 5, 2014, the Company promoted Mark J. Griffin to Senior Vice President, General Counsel and Assistant Secretary. A copy of the press release issued on February 10, 2014 is furnished herewith.
Item 9.01. Financial Statements and Exhibits
(d)   Exhibits.
The following exhibits are furnished (except for exhibit 3.1, which is filed) with this report:
3.1     Amended and Restated Bylaws of Overstock.com, Inc., as amended through February 5, 2014.
99.1      Press release issued February 10, 2014 regarding the resignation of Mr. Stephen Tryon.
99.2      Press release issued February 10, 2014 regarding the promotion of Mr. Mark Griffin.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/ ROBERT P. HUGHES
Robert P. Hughes
Senior Vice President, Finance and Risk Management
Date: February 10, 2014

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